SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
(date of earliest event reported)
July 17, 2002

NORTEL NETWORKS CORPORATION

(Exact name of registrant as specified in its charter)

CANADA	001-07260	not applicable

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8200 Dixie Road, Suite 100, Brampton, Ontario, Canada	L6T 5P6

(address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (905) 863-0000.

Item 5. Other Events

On July 17, 2002, the Registrant issued a press release announcing the appointment of Douglas C. Beatty as the Registrant’s Chief Financial Officer, effective immediately. Mr. Beatty was also appointed the Chief Financial Officer of Nortel Networks Limited, the Registrant’s principal direct operating subsidiary, effective immediately. Mr. Beatty has been Nortel Networks Controller since 1999.

On July 18, 2002, the Registrant issued a press release announcing its results for the second quarter and the first six months of 2002. The Registrant’s revenues from continuing operations were US$2.77 billion for the second quarter of 2002 compared to US$4.61 billion in the same period in 2001. The Registrant reported a net loss in the second quarter of 2002 of US$697 million, or US$0.20 per common share, compared to a net loss of US$19.4 billion, or US$6.08 per common share, in the second quarter of 2001(a). The Registrant recorded an incremental charge in the second quarter of 2002 of approximately US$100 million (pre-tax) for potentially uncollectable trade receivables. Going forward, the Registrant expects there will be ongoing pressure on customer capital spending well into 2003. Focusing on the top priority of returning to profitability in the near term, the Registrant will continue to actively review its previously announced US$3.2 billion break even model (not including costs related to acquisitions and any special charges and gains) to reduce or redirect costs that are not warranted. The Registrant expects revenues in the third quarter of 2002 to be essentially flat to second quarter 2002 revenues and ongoing sequential improvement in its bottom line results in both the third and fourth quarters of 2002.

During the second quarter of 2002, the Registrant shifted the accountability for the metro optical portion of the Metro and Enterprise networks segment to the Optical networks segment (formerly named the Optical Long-Haul networks segment). Consequently, financial information for these two segments has been reported on the new basis commencing in the three months ended June 30, 2002, and historical comparative financial information (see below) has been restated.

(a)	Effective January 1, 2002, the Registrant adopted the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”). SFAS 142 changed the accounting for goodwill from an amortization method to an impairment-only approach. Thus, the amortization of goodwill, including goodwill recorded in past business combinations, and the amortization of intangibles with an indefinite life ceased upon adoption of this Statement. The impact of the SFAS 142 requirement to cease amortization would be to reduce the reported net loss by $1,738 million and the reported basic and diluted loss per common share by 54 cents per common share for the three months ended June 30, 2001 had this Statement been in effect beginning January 1, 2001.

NORTEL NETWORKS CORPORATION

Consolidated Results (unaudited)
(millions of U.S. dollars, except per share amounts)

	Three months ended		Six months ended
	June 30,		June 30,

	2002 (1)	2001	2002 (1)	2001

Revenues	$2,773	$4,610	$5,685	$10,361
Cost of revenues	1,815	4,184	3,969	8,077

Gross profit	958	426	1,716	2,284

Selling, general and administrative expense	767	1,642	1,511	2,983
Research and development expense	579	910	1,174	1,853
In-process research and development expense	—	—	—	15
Amortization of intangibles
Acquired technology	41	285	84	559
Goodwill (2)	—	1,639	—	3,231
Stock option compensation from acquisitions and divestitures	21	25	46	59
Special charges	403	13,570	890	13,925
Gain on sale of businesses	—	—	(14)	—

Operating loss	(853)	(17,645)	(1,975)	(20,341)

Equity in net loss of associated companies	(10)	(116)	(14)	(132)
Other income (expense) — net	1	(47)	(18)	50
Interest expense
Long-term debt	(55)	(45)	(113)	(84)
Other	(9)	(43)	(21)	(59)

Loss before income taxes	(926)	(17,896)	(2,141)	(20,566)

Income tax benefit	229	1,252	603	1,553

Net loss from continuing operations	(697)	(16,644)	(1,538)	(19,013)

Net loss from discontinued operations (net of tax) (3)	—	(2,784)	—	(3,010)

Net loss before cumulative effect of accounting change	(697)	(19,428)	(1,538)	(22,023)
Cumulative effect of accounting change (net of tax of $9)	—	—	—	15

Net loss	$(697)	$(19,428)	$(1,538)	$(22,008)

Basic and diluted loss per common share (4)
From continuing operations	$(0.20)	$(5.21)	$(0.46)	$(6.00)
From discontinued operations	—	(0.87)	—	(0.94)

	$(0.20)	$(6.08)	$(0.46)	$(6.94)

Weighted average number of common shares (millions)
- basic (5)	3,450	3,193	3,333	3,170
- diluted (4)	3,450	3,193	3,333	3,170

(1)	These unaudited consolidated results for the three months and six months ended June 30, 2002 are preliminary and are subject to change. Nortel Networks disclaims any intention or obligation to update or revise these preliminary results prior to the filing of its reported results for the three months and six months ended June 30, 2002.

(2)	Effective January 1, 2002, Nortel Networks adopted the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”). SFAS 142 changed the accounting for goodwill from an amortization method to an impairment-only approach. Thus, the amortization of goodwill, including goodwill recorded in past business combinations, and the amortization of intangibles with an indefinite life ceased upon adoption of this Statement. The impact of the SFAS 142 requirement to cease amortization would be to reduce the reported net loss by $1,738 and $3,430 and the reported basic and diluted loss per common share by 54 cents and $1.08 per common share for the three months and six months ended June 30, 2001, respectively, had this Statement been in effect beginning January 1, 2001.

(3)	Reported results for the three months and six months ended June 30, 2001 are net of an applicable income tax recovery of $658 and $723, respectively.

(4)	As a result of the reported net losses for the three months and six months ended June 30, 2002, and the reported net losses for the three months and six months ended June 30, 2001, approximately 199, 192, 35, and 60, respectively, of potentially dilutive securities (in millions) have not been included in the calculation of diluted loss per common share for the periods presented because to do so would have been anti-dilutive.

(5)	The basic weighted average number of common shares includes the minimum number of common shares to be issued upon settlement of the prepaid forward purchase contracts issued on June 12, 2002. The minimum number of common shares to be issued is 485 million (101 million and 51 million on a weighted basis for the three months and six months ended June 30, 2002, respectively).

NORTEL NETWORKS CORPORATION

Consolidated Balance Sheets
(millions of U.S. dollars)

	U.S. GAAP

	(unaudited)	(unaudited)	(audited)
	June 30,	March 31,	December 31,
	2002(1)	2002	2001

ASSETS
Current assets
Cash and cash equivalents	$4,869	$3,089	$3,513
Accounts receivable (less provisions of $574 at June 30, 2002; $499 at March 31, 2002; $655 at December 31, 2001)	2,338	2,727	2,923
Inventories — net	1,453	1,489	1,579
Income taxes recoverable	55	912	796
Deferred income taxes — net	1,246	1,504	1,386
Other current assets	855	880	857
Current assets of discontinued operations	336	547	708

Total current assets	11,152	11,148	11,762
Long-term receivables (less provisions of $841 at June 30, 2002; $824 at March 31, 2002; $828 at December 31, 2001)	254	159	203
Investments at cost and associated companies at equity	223	273	253
Plant and equipment — net	2,001	2,323	2,571
Goodwill	2,795	2,789	2,810
Intangible assets — net	171	227	285
Deferred income taxes — net	2,448	1,808	2,077
Other assets	937	926	893
Long-term assets of discontinued operations	105	283	283

Total assets	$20,086	$19,936	$21,137

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Notes payable	$340	$406	$426
Trade and other accounts payable	1,600	1,883	1,988
Payroll and benefit-related liabilities	562	689	636
Other accrued liabilities	5,196	5,288	5,459
Income taxes payable	108	273	143
Long-term debt due within one year	325	318	384
Current liabilities of discontinued operations	171	322	421

Total current liabilities	8,302	9,179	9,457
Deferred income	123	133	154
Long-term debt	4,125	4,083	4,094
Deferred income taxes — net	523	484	518
Other liabilities	1,498	1,436	1,453
Minority interest in subsidiary companies	604	631	637

	15,175	15,946	16,313

SHAREHOLDERS’ EQUITY
Common shares, without par value — Authorized shares: unlimited; Issued and outstanding shares: 3,849,075,583 at June 30, 2002, 3,215,780,142 at March 31, 2002, and 3,213,742,169 at December 31, 2001	33,860	32,968	32,899
Additional paid-in capital	3,766	3,207	3,257
Deferred stock option compensation	(139)	(161)	(205)
Deficit	(31,689)	(30,992)	(30,151)
Accumulated other comprehensive loss	(887)	(1,032)	(976)

Total shareholders’ equity	4,911	3,990	4,824

Total liabilities and shareholders’ equity	$20,086	$19,936	$21,137

(1)	The unaudited consolidated balance sheet as at June 30, 2002 is preliminary and is subject to change. Nortel Networks disclaims any intention or obligation to update or revise such balance sheet prior to the filing of its reported results for the three months and six months ended June 30, 2002.

NORTEL NETWORKS CORPORATION

Consolidated Statements of Cash Flows (unaudited)
(millions of U.S. dollars)

	U.S. GAAP

	Three months	Six months	Three months
	ended June 30,	ended June 30,	ended June 30,
	2002(1)	2002(1)	2001

Cash flows from (used in) operating activities
Net loss from continuing operations	$(697)	$(1,538)	$(16,644)
Adjustments to reconcile net loss from continuing operations to net cash from (used in) operating activities, net of effects from acquisitions and divestitures of businesses:
Amortization and depreciation	185	384	2,069
Non-cash portion of special charges and related asset write downs	285	382	12,837
Equity in net loss of associated companies	10	14	116
Stock option compensation	21	46	25
Deferred income taxes	(331)	(225)	(955)
Other liabilities	7	(30)	2
Gain on sale of investments and businesses	(4)	(26)	(2)
Other — net	137	206	(84)
Change in operating assets and liabilities:
Accounts receivable	371	544	1,435
Inventories	36	126	964
Income taxes	692	706	(428)
Accounts payable and accrued liabilites	(526)	(755)	677
Other operating assets and liabilities	28	(52)	354

Net cash from (used in) operating activities of continuing operations	214	(218)	366

Cash flows from (used in) investing activities
Expenditures for plant and equipment	(105)	(208)	(291)
Proceeds on disposals of plant and equipment	32	76	20
Increase in long-term receivables	(103)	(210)	(113)
Decrease in long-term receivables	16	105	44
Acquisitions of investments and businesses — net of cash acquired	(6)	(25)	(50)
Proceeds on sale of investments and businesses	14	73	22

Net cash used in investing activities of continuing operations	(152)	(189)	(368)

Cash flows from (used in) financing activities
Dividends on common shares	—	—	(63)
Increase (decrease) in notes payable — net	(66)	(77)	1,046
Proceeds from long-term debt	20	31	—
Repayment of long-term debt	(4)	(6)	(375)
Decrease in capital leases payable	(1)	(5)	(15)
Issuance of common shares	857	862	31
Issuance of prepaid forward purchase contracts	623	623	—

Net cash from financing activities of continuing operations	1,429	1,428	624

Effect of foreign exchange rate changes on cash and cash equivalents	52	46	(2)

Net cash from continuing operations	1,543	1,067	620
Net cash from (used in) discontinued operations	237	289	(463)

Net increase in cash and cash equivalents	1,780	1,356	157

Cash and cash equivalents at beginning of period — net	3,089	3,513	1,772

Cash and cash equivalents at end of period — net	$4,869	$4,869	$1,929

(1)	The unaudited consolidated statements of cash flows for the three months and six months ended June 30, 2002 are preliminary and are subject to change. Nortel Networks disclaims any intention or obligation to update or revise such statements of cash flows prior to the filing of its reported results for the three months and six months ended June 30, 2002.

NORTEL NETWORKS CORPORATION

Consolidated Results (unaudited) (1)
Supplementary Information
(millions of U.S. dollars)

Revenues from continuing operations

	Three months ended			Six months ended
	June 30,			June 30,

	2002	2001	% Change	2002	2001	% Change

By Segments:(2)
Metro and Enterprise networks	$1,223	$1,994	(39%)	$2,577	$4,422	(42%)
Wireless networks	1,123	1,616	(31%)	2,259	3,161	(29%)
Optical networks	406	757	(46%)	812	2,326	(65%)
Other	21	243	(91%)	37	452	(92%)

Total	2,773	4,610		5,685	10,361

	Three months ended			Six months ended
	June 30,			June 30,

	2002	2001	% Change	2002	2001	% Change

By Geographic Regions: (3)
United States	$1,515	$2,244	(32%)	$2,949	$5,089	(42%)
Canada	176	209	(16%)	367	516	(29%)
Other countries	1,082	2,157	(50%)	2,369	4,756	(50%)

Total	2,773	4,610		5,685	10,361

Historical information (2)

	Three months ended

	March 31,	December 31,	September 30,	June 30,	March 31,
	2002	2001	2001	2001	2001

By Segments:
Metro and Enterprise networks	$1,354	$1,720	$1,625	$1,994	$2,428
Wireless networks	1,136	1,204	1,349	1,616	1,545
Optical networks	406	465	579	757	1,569
Other	16	67	141	243	209

Total	2,912	3,456	3,694	4,610	5,751

	Year ended December 31,

	2001	2000

By Segments:
Metro and Enterprise networks	$7,767	$11,691
Wireless networks	5,714	5,438
Optical networks	3,370	9,732
Other	660	1,087

Total	17,511	27,948

(1)	These unaudited consolidated results are preliminary and are subject to change. Nortel Networks disclaims any intention or obligation to update or revise these preliminary results prior to the filing of its reported results for the three months and six months ended June 30, 2002.

(2)	During the second quarter of 2002 Nortel Networks shifted the accountability for the metro optical portion of the Metro and Enterprise networks segment to the Optical networks segment (formerly named the Optical Long-Haul networks segment). Consequently, financial information for these two segments has been reported on the new basis commencing in the three months ended June 30, 2002, and historical comparative financial information has been restated.

(3)	Revenues are attributable to geographic regions based on the location of the customer.

Certain information is forward-looking and is subject to important risks and uncertainties. The results or events predicted in this report may differ materially from actual results or events. Factors which could cause results or events to differ from current expectations include, among other things: the severity and duration of the industry adjustment; the sufficiency of our restructuring activities, including the potential for higher actual costs to be incurred in connection with restructuring actions compared to the estimated costs of such actions; fluctuations in operating results and general industry, economic and market conditions and growth rates; the ability to recruit and retain qualified employees; fluctuations in cash flow; the level of outstanding debt and debt ratings; the ability to meet financial covenants contained in our credit agreements; the ability to make acquisitions and/or integrate the operations and technologies of acquired businesses in an effective manner; the impact of rapid technological and market change; the impact of price and product competition; international growth and global economic conditions, particularly in emerging markets and including interest rate and currency exchange rate fluctuations; the impact of rationalization in the telecommunications industry; the dependence on new product development; the uncertainties of the Internet; the impact of the credit risks of our customers and the impact of increased provision of customer financing and commitments; stock market volatility; the entrance into an increased number of supply, turnkey, and outsourcing contracts which contain delivery, installation, and performance provisions, which, if not met, could result in the payment of substantial penalties or liquidated damages; the ability to obtain timely, adequate and reasonably priced component parts from suppliers and internal manufacturing capacity; the future success of our strategic alliances; and the adverse resolution of litigation. For additional information with respect to certain of these and other factors, see the reports filed by the Registrant and Nortel Networks Limited with the United States Securities and Exchange Commission. Unless otherwise required by applicable securities laws, the Registrant and Nortel Networks Limited disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits.

     None

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTEL NETWORKS CORPORATION

By:	/s/ Deborah J. Noble Deborah J. Noble Corporate Secretary

By:	/s/ Blair F. Morrison Blair F. Morrison Assistant Secretary

Dated: July 22, 2002